Exhibit 99.75

PROXY/VOTING
INSTRUCTIONS
NORTHROP GRUMMAN CORPORATION
This Proxy/Voting Instruction Card is Solicited on Behalf of
The Board of Directors for the                     , 2002 Special Meeting of Stockholders

The undersigned hereby constitutes and appoints W. Burks Terry and John H. Mullan, and each of them, attorneys and proxies with full power of substitution, to represent the undersigned and to vote all shares of Common Stock, $1.00 par value, of Northrop Grumman Corporation (the “Company”), that the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of the Company to be held on [                    ], [                    ], 2002 at [    :    ] a.m. (Pacific Daylight Time) at the Fairmont Miramar Hotel, 101 Wilshire Boulevard, Santa Monica, California 90401, and at all adjournments or postponements thereof (the “Meeting”), as specified on the reverse side of this card (or, if no direction is given, “FOR” Proposal 1) and in such proxyholder’s discretion upon any other matter that may properly come before the Special Meeting.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NOT OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1.

PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY, EVEN IF YOU PLAN TO ATTEND THE SPECIAL MEETING.

If shares are held on your behalf under any of the Company Savings Plans, this proxy/voting instruction card serves to provide confidential instructions to the plan Trustee who then votes the shares. Instructions must be received by [                ], 2002 to be included in the tabulation for the Trustee’s vote. If no instructions are provided, the applicable Trustee will vote the respective plan shares according to the provisions of the applicable plan documents and/or trust agreements.

(Continued and to be signed on the other side)
SEE REVERSE SIDE

<  FOLD AND DETACH HERE  <

NORTHROP GRUMMAN CORPORATION

SPECIAL MEETING OF STOCKHOLDERS

[                     ], 2002

[    :    ] A.M.

Fairmont Miramar Hotel

101 Wilshire Boulevard

Santa Monica, California 90401

Please mark your vote as indicated at left

This proxy/voting instruction is solicited by the Board of Directors of Northrop Grumman Corporation. This proxy will be voted as marked or, if not otherwise marked, this proxy will be voted “FOR” Proposal 1.

The Board of Directors recommends a vote “FOR” Proposal 1:	FOR	AGAINST	ABSTAIN
Proposal 1 - Issuance of shares of Northrop Grumman Corporation common stock pursuant to the merger of Richmond Acquisition Corp., a wholly-owned subsidiary of Northrop Grumman Corporation, with and into TRW Inc.
	☐	☐	☐

NOTE: Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

, 2002
SIGNATURE(S) DATE

<  FOLD AND DETACH HERE  <

Voter Control # Here

NORTHROP GRUMMAN CORPORATION
PROXY/VOTING INSTRUCTION CARD

Your vote is important. Please consider the issues discussed in the proxy statement and cast your vote by:

•	Accessing the World Wide Web site http://www.eproxyvote.com/noc to vote via the Internet.

•
Using a touch-tone telephone to vote by phone toll free from the U.S. or Canada. Simply dial 1-877-779-8683 and follow the instructions. When you are finished voting, your vote will be confirmed and the call will end.

•	Completing, dating, signing and mailing this proxy/voting instruction card in the U.S. postage paid envelope included with the proxy statement.

You can vote by phone or via the Internet anytime on or before [                       ], 2002. You will need the control number printed at the top of this instruction card to vote by phone or via the Internet. If you do so, you do not need to mail in your proxy/voting instruction card. If you mail your proxy/voting instruction card, it must be received by [                 ],2002.